EXHIBIT 99.1
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FOR IMMEDIATE RELEASE

ATTENTION: FINANCIAL AND BUSINESS EDITORS
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NBT Contact:  Martin A. Dietrich          CNB Contact:  William N. Smith
              607-337-6119                              518-773-7911
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         NBT BANCORP, CNB BANCORP ANNOUNCE REGULATORY APPROVAL OF MERGER


     NORWICH, N.Y., and GLOVERSVILLE, N.Y. (DECEMBER 22, 2005) - NBT Bancorp Inc. (NBT) (NASDAQ: NBTB) and CNB Bancorp, Inc. (CNB) (OTC Bulletin Board: CNBI) announced today that they have received required regulatory approvals for their proposed merger transaction. NBT has received required regulatory approvals from the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System and the New York State Banking Department to acquire CNB and its subsidiary, City National Bank and Trust Company.

     The merger, which has been unanimously approved by the boards of directors of NBT and CNB, is subject to approval by CNB's shareholders. CNB will hold a special meeting of its shareholders at 4:00 p.m., local time, on Wednesday, February 8, 2006, to vote on the proposed merger with NBT. All CNB shareholders of record as of December 20, 2005, are entitled to vote on the transaction. The parties anticipate that the transaction will close on or about February 10, 2006, subject to approval by CNB's shareholders and the satisfaction of other closing conditions.

     The total transaction is valued at approximately $89 million. Under the terms of the merger agreement announced June 14, 2005, CNB shareholders will be given the opportunity to elect to receive either $38.00 in cash or 1.64 shares of NBT common stock for each share of CNB common stock, subject to election and proration procedures that provide, among other things, that the aggregate consideration will be 55% stock and 45% cash. Cost savings have been identified that NBT expects will make the proposed merger accretive to NBT earnings per share within the first year.

     "We are pleased to receive the required regulatory approvals for the merger of NBT and CNB," said NBT President Martin A. Dietrich. "We believe the time is right to join forces to match the banking philosophy, services and market areas we already have in common."

     CNB Chairman and President William N. Smith said, "NBT and CNB both have a long history of serving their customers and communities. NBT is committed to working with CNB customers to make this transition as seamless as possible and to providing the high level of service our customers have come to expect."


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     CNB Directors Timothy Delaney and Brian Hanaburgh will join the NBT Bank,
N.A. Board of Directors upon completion of the merger. Remaining CNB directors will be invited to join a Fulton County Advisory Board being created by NBT Bank, N.A. CNB Chairman and President William N. Smith and CNB Executive Vice President George A. Morgan will provide ongoing support to NBT as members of the advisory board, with Smith serving as chair. NBT Bank plans to make use of CNB's headquarters facility at 10-24 North Main Street in downtown Gloversville as a regional hub office.

     NBT is a financial services holding company headquartered in Norwich, N.Y., and had total assets of $4.4 billion as of September 30, 2005. The company primarily operates through NBT Bank, N.A. (a full-service community bank with two divisions) and through a financial services company. Formed in 1856, NBT Bank, N.A. is a full-service commercial bank headquartered in Norwich, N.Y. NBT Bank, N.A. has 113 locations, including 74 NBT Bank offices in upstate New York and 39 Pennstar Bank offices in northeastern Pennsylvania. EPIC Advisors, Inc. is a full-service 401(k) plan recordkeeping firm based in Rochester, N.Y. More information about NBT and its divisions can be found on the Internet at www.nbtbancorp.com, www.nbtbank.com, www.pennstarbank.com and www.epic1st.com.

     CNB is a financial holding company that has its principal office in Gloversville, N.Y. The company operates two subsidiaries. Formed in 1887, City National Bank and Trust Company is a full-service commercial bank headquartered in Gloversville, N.Y., and provides a full range of personal and commercial banking products as well as personal and business trust services. City National Bank and Trust Company conducts business from nine community bank offices in four upstate New York counties-Fulton, Hamilton, Montgomery and Saratoga. Hathaway Insurance Agency, Inc. provides general insurance services. More information about CNB and its subsidiaries can be found on the Internet at www.citynatlbank.com.


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FORWARD-LOOKING STATEMENTS

     Statements contained in this news release contain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding the benefits of the acquisition and the companies' intentions with respect to the combined company. These statements are based on the current beliefs and expectations of management as well as the assumptions made using information currently available to management and are subject to business, economic and other uncertainties and contingencies, many of which are beyond our control. Actual results may differ materially from the anticipated results as a result of various factors, including among others: (1) the failure to successfully integrate the two companies' businesses, or to integrate them in a timely manner; (2) the failure to achieve anticipated cost savings, or to achieve savings in a timely manner; (3) costs, customer loss and business disruption in connection with the acquisition or the integration of our companies may be greater than expected; (4) failure to obtain governmental approvals without adverse regulatory conditions; and (5) failure to obtain required stockholder approval. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the documents filed by NBT and CNB with the Securities and Exchange Commission from time to time. Except as required by law, NBT and CNB do not undertake any obligation to update any forward-looking statements to reflect changes in beliefs, expectations or events.

     The proposed transactions will be submitted to stockholders of CNB for their consideration. NBT and CNB have filed a registration statement, a preliminary joint proxy statement/prospectus and other relevant documents concerning the proposed transaction with the Securities and Exchange Commission (the "SEC"). CNB stockholders are urged to read the registration statement and the preliminary joint proxy statement/prospectus, as well as the final joint proxy statement/prospectus when it become available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about NBT and CNB, at the SEC's Internet site (http://www.sec.gov).

     Copies of the joint proxy statement/prospectus can be obtained, without charge, by directing a request to NBT Bancorp Inc., 52 South Broad Street, P.O. Box 351, Norwich, NY 13815, Attn: Michael J. Chewens, 607-337-6520, or CNB Bancorp, Inc., 10-24 North Main Street, P.O. Box 873, Gloversville, NY 12078,
Attn: George A. Morgan.

     THE OFFERING WILL BE MADE ONLY BY MEANS OF A PROSPECTUS IN ACCORDANCE WITH FEDERAL LAW AND APPLICABLE STATE SECURITIES LAWS; THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES.

     CNB and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of CNB in connection with the acquisition. Information about the directors and executive officers of CNB and their ownership of CNB common stock is set forth in the proxy statement for CNB's annual meeting of stockholders held on April 19, 2005, as filed with the SEC on a Schedule 14A on March 17, 2005. Additional information regarding the interests of these participants may be obtained by reading the joint proxy statement/prospectus regarding the proposed transaction.

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